UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2021

FOSSIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19848	75-2018505
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 S. Central Expressway Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)

Registrant’s telephone number, including area code: (972) 234-2525

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FOSL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2021, Fossil Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with B. Riley Securities, Inc., as representative of the several underwriters named therein (the “Underwriters”), providing for the issuance and sale (the “Notes Offering”) of $140,000,000 aggregate principal amount of the Company’s 7.00% Senior Notes due 2026 (the “Firm Notes”) plus up to an additional $10,000,000 aggregate principal amount of 7.00% Senior Notes due 2026 pursuant to an option to purchase additional notes (the “Additional Notes”, and together with the Firm Notes, the “Notes”). On November 8, 2021, the Company consummated the issuance and sale of $150,000,000 aggregate principal amount of the Notes, including the full exercise of the Underwriters’ over-allotment option. The Notes were offered pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-259352), which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 30, 2021 (as amended, the “Registration Statement”). The terms of the Notes are further described in the Company’s prospectus supplement dated November 3, 2021, as filed with the Commission under Rule 424(b)(2) of the Securities Act of 1933, as amended (the “Act”), which prospectus supplement and the related base prospectus form part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Act, other obligations of the parties and termination provisions.

On November 8, 2021, the Company entered into an indenture (the “Base Indenture”) and a first supplemental indenture (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Indenture establishes the form, and provides for the issuance, of the Notes.

The Notes are general unsecured obligations of the Company and rank equally in right of payment with all of the Company’s existing and future senior unsecured and unsubordinated indebtedness, and will rank senior in right of payment to the Company’s future subordinated indebtedness, if any. The Notes are effectively subordinated to all of the Company’s existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness, and the Notes are structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries (excluding any amounts owed by such subsidiaries to the Company). The Notes bear interest at the rate of 7.00% per annum. Interest on the Notes is payable quarterly in arrears on February 28, May 31, August 31 and November 30 of each year, commencing on February 28, 2022. The Notes will mature on November 30, 2026.

The Company may redeem the Notes for cash in whole or in part at any time at its option. Prior to November 30, 2023, the redemption price will be $25.00 per $25.00 principal amount of Notes, plus a “make-whole” premium consisting of the greater of (1) 1.0% of the principal amount of the Note and (2) the excess of (a) the present value at such redemption date of (i) the redemption price of the Note at November 30, 2023 plus (ii) all required interest payments due on the Note through November 30, 2023 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points discounted to the redemption date on a semi-annual basis (assuming a 360- day year consisting of twelve 30-day months), over (b) the principal amount of the Note, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. On and after November 30, 2023 the Company may redeem the Notes (i) on or after November 30, 2023 and prior to November 30, 2024, at a price equal to $25.50 per $25.00 principal amount of Notes, (ii) on or after November 30, 2024 and prior to November 30, 2025, at a price equal to $25.25 per $25.00 principal amount of Notes and (iii) on or after November 30, 2025, at a price equal to $25.00 per $25.00 principal amount of Notes, plus (in each case noted above) accrued and unpaid interest, if any, to, but excluding, the date of redemption.

The Indenture contains customary events of default and cure provisions. If an event of default (other than an event of default of the type described in the following sentence) occurs and is continuing with respect to the Notes, the Trustee may, and at the direction of the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of the Notes shall, declare the principal amount plus accrued and unpaid interest, premium and additional amounts, if any, on the Notes that series to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal amount plus accrued and unpaid interest, and premium, if any, on the Notes will become immediately due and payable without any action on the part of the Trustee or any holder of the Notes.

The foregoing descriptions of the Underwriting Agreement, Base Indenture, the First Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, Base Indenture, the First Supplemental Indenture and the form of Note, copies of which are attached hereto as Exhibit 1.1, Exhibit 4.1, Exhibit 4.2 and Exhibit 4.3 and incorporated by reference into this Item 1.01.

On November 8, 2021, the Company used a portion of the net proceeds from the Notes Offering to repay outstanding borrowings under that certain Term Credit Agreement, dated as of September 26, 2019, by and among the Company, certain lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., Citizens Bank, National Association and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunners (as amended, the “Term Credit Agreement”). The remaining net proceeds were used for general corporate purposes.

Item 1.02 Termination of a Material Definitive Agreement.

As described above, on November 8, 2021, the Company used a portion of the net proceeds from the Notes Offering to repay outstanding borrowings under the Term Credit Agreement. The Term Credit Agreement, now repaid in full, had a scheduled maturity date of September 26, 2024 and bore interest at (i) the adjusted LIBO rate plus 8.50% for Eurodollar loans and (ii) the alternate base rate plus 7.50% for alternate base rate loans. In connection with its early repayment of the outstanding borrowings under the Term Credit Agreement, the Company incurred prepayment fees and accrued interest costs of $2.6 million and wrote off $7.1 million of debt issuance costs and $4.6 million of original issuance discount related to the Term Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated as of November 3, 2021, by and between Fossil Group, Inc. and B. Riley Securities, Inc., as representative of the several underwriters named therein.

4.1	Indenture, dated as of November 8, 2021, by and between Fossil Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	First Supplemental Indenture, dated as of November 8, 2021, by and between Fossil Group, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Form of 7.00% Senior Notes due 2026 (included in Exhibit 4.2).

5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSSIL GROUP, INC.

Date: November 8, 2021	By:	/s/ Sunil M. Doshi
	Name:	Sunil M. Doshi
	Title:	Senior Vice President, Chief Financial Officer and Treasurer